GBH CPAs, PC

6002 Rogerdale, Suite 500

Houston, Texas  77072

Tel:  713-482-0055

Fax:  713-482-0099

September 8, 2010

Mr. Gary DeRoos
President

Citadel EFT, Inc. (the “Company”)

1100 Irvine Blvd.

Tustin, California 92780

Dear Mr. DeRoos:

This is to confirm that the client-auditor relationship between the Company (Commission File Registration Number 333-164882) and GBH CPAs, PC ceased effective August 27, 2010.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC

CC:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission Mail Stop 9-5 450 Fifth Street, N.W. Washington, D.C. 20549